EXHIBIT 2.8

                                                                  FILED C1245-95

                                                           AUG  27  2001
                                                         IN THE OFFICE OF
                                                          /s/ Dean Heller
                                                  DEAN HELLER SECREATRY OF STATE


                           CERTIFICATE OF AMENDMENT
                         OF ARTICLES OF INCORPORATION

                          (After Issuance of Stock)

                             ION TECHNOLOGY, INC.

I, Alan Russell, the undersigned Vice President and Assistant Secretary of Ion Technology, Inc. do hereby certify:

That the Board of Directors of said corporation at a meeting duly convened, held on the 27th day of August, 2001 adopted a resolution to amend the original articles as follows:

Article Fourth is hereby amended to read as follows:

                               ARTICLE FOURTH

The total number of voting common stock authorized that may be issued by the Corporation is Fifty Million (50,000,000) shares of stock with $0.001 par value, and no other classes of stock are authorized. Said shares may be issued by the Corporation from time to time for such consideration as may be fixed from time to time by the Board of Directors.

All other provisions of the Articles of Incorporation shall remain the same.

The number of shares of corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 4,565,374. The said change and amendment have been consented to and approved by a majority vote of the stockholders at a Special Meeting of Stockholders on August 27, 2001 holding at least a majority of each class of stock outstanding and entitled to vote thereon.


                                       /s/  ALAN RUSSEL
                                      --------------------------------------
                                            ALAN RUSSELL, Vice President


                                      /s/  ALAN RUSSEL
                                      --------------------------------------
                                           ALAN RUSSELL, Assistant Secretary